TRANSFER OF MINING RIGHTS CONTRACT CELEBRATED IN THIS ACT BY MR. CONRADO ACUÑA PERALTA IN HIS PERSONALITY AS GENERAL PROXY (THE TRANSFEROR) AND BY AMERICAN METAL MINING, S. A. DE C. V:, REPRESENTED IN THIS ACT BY MR. RAMIRO TREVIZO GONZÁLEZ, IN HIS PERSONALITY AS LEGAL REPRESENTATIVE (THE TRANSFEREE), JOINTLY NAMED (THE PARTIES), IN ACCORDANCE WITH THE FOLLOWING DECLARATIONS AND CLAUSES:

D E C L A R A T I O N S

I. The TRANSFEROR through the offices of its General Proxy and under oath of stating the truth, declares, that:

1. He is a Mexican citizen, of age, in complete use of his physical and mental faculties, as well as enabled to carry commercial transactions and all kinds of mercantile operations, reason by which he is endowed with the sufficient and necessary personality to intervene in this judicial act;

2. As General Proxy he is endowed with the mandates, powers and required faculties to subscribe this present contract just as faith thereof is given in the Public Instrument number 25,243, Volume CCLVII granted on the 18th February before the testimony of Mr. David Martín Magaña Monreal, Attorney at Law and Notary Public number 16 of the City of Hermosillo, State of Sonora, and same that have to date not been limited, restrained, suspended or revoked.

3. He is duly inscribed in the Federal Taxpayers Registry under Fiscal Certificate number AUPE-501019-NQ0, and to be as of sate current in his income tax payments and other contributions that might have corresponded to him in conformity with the applicable and current legislation.

4. That he is the Holder at 100% (one hundred per cent) of the mining rights derived from the concessions granted on the 3 (three) mining lots detailed following: the CONCESSIONS:

Title	Lot	Surface	Location
219,915	PIRITA	1,940.3508 Hectares	Bacoachi, Sonora
230,633	LA FE	3,545.1320 Hectares	Morelos, Chihuahua
230,933	SUERTE	1,170.6221 Hectares	Urique, Chihuahua

Transfer of mining rights contract subscribed between Mr. Emilio Acuña Peralta, on one hand and American Metal Mining, S. A. de C. V., on the other on the 8th July 2009

5. To date there exist debts regarding payment of rights and other contributions pertaining to the subsistence of the CONCESSIONS in prevalence and in good standing.

6. Excepting the rights mentioned, the rest of the obligations imposed by the Mining Law and its Ruling upon holders of this kind of administrative authorizations, among other applicable and current legal dispositions, have been duly complied with.

7. The CONCESSIONS are free of any kind of burden, attachment or limitation of ownership, reason by which it is legally possible to make use of same as may be agreed, be in total or partially.

8. The disposition of the rights derived from the CONCESSIONS under the terms of this present instrument does not imply non compliance of any sort to any of the commitments acquired previously on its part;

9. Prior to the subscription of this present contract, it received from the TRANSFEREE the amount of $50,000.00 Dollars (Fifty thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $57,500.00 Dollars (Fifty seven thousand and five hundred Dollars 00/100 in United States currency) as advance upon the price agreed upon for the transfer of the mining rights derived from the CONCESSIONS, as is specified in forthcoming clause (The ADVANCE), and;

10.It is his free will to subscribe this present agreement with the purpose of transferring to the TRANSFEREE the title holding of the mining rights derived from the CONCESSIONS, complying in full to the terms and conditions of this instrument.

II. The TRANSFEREE declares through the office of its legal representative and under oath of stating the truth, that:

1. It is a Mexican mercantile society, specifically a Stock Company with Varying Amount of Capital, duly established and in operation in accordance with the applicable and current legislation of the United States of Mexico as per submission to Articles 10 and 11 of the Mining Law, among other applicable and current legal dispositions, just as faith is given of it in Public Writ number 17,227 granted on the 4th December 2006 before testimony of Mr. Eugenio Fernando García Russek, assigned to Public Notary number 28 of the Morelos Judicial District of the State of Chihuahua and acting Notary Public per license of its Holder Mr. Felipe Colomo Castro, Attorney at Law, and instrument that was duly inscribed in the Public Registry of Commerce of said Judicial District under electronic mercantile folio number 23,327*10, and reason by which he is

Transfer of mining rights contract subscribed between Mr. Emilio Acuña Peralta, on one hand and American Metal Mining, S. A. de C. V., on the other on the 8th July 2009 endowed with the sufficient and necessary personality to intervene in this present judicial act;

2. Its representative is endowed with the sufficient and necessary mandates and faculties as faith of such is given in Public Writ number 22,497 granted on the 10th June 2008 before testimony of Mrs. Elsa Ordóñez Ordóñez, applicant to the exercise of Notary Public and assigned to Public Notary number 28 of the Morelos Judicial District of the State of Chihahua per license of its Holder, Mr. Felipe Colomo Castro, Attorney at Law, and instrument which is duly inscribed in the Public Registry of Commerce of the mentioned Judicial District under electronic mercantile folio 23,327*10, and same that to date have not been limited, restrained, suspended or revoked.

3. It is duly inscribed in the Federal Taxpayers Registry under Identification Certificate number AMM-061204-4R7, and to be current as of date in his income tax payments and other contributions that might have corresponded to him in accordance to the applicable and current fiscal legislation.

4. He is fully aware of the state in which the CONCESSIONS are and expressly acknowledges that same are not current in the payment of rights that have corresponded in order to maintain the prevalence and good standing of them, situation he will clear on his own account as soon as possible.

5. Save for the state in which the CONCESSIONS are regarding the payment of rights, he acknowledges that they are current in the rest of the obligations that for this type of administrative authorization is imposed by the Mining Law, its Ruling and additional and applicable current legal dispositions, as well as being free of any attachment, lien or limitation in their domain, and;

6. It is the free will of its Administration Board to subscribe this present agreement with the purpose that the TRANSFEROR transfers to him the title holding of the mining rights derived from the CONCESSIONS, complying in full to the terms and conditions of this instrument.

III. PARTIES declare through their respective legal proxies and legal representative, under oath of stating the truth, that they acknowledge the personality of their counterpart and that they appear to the subscription of this present contract in good faith, free of deceit, error, violence or any other vitiation in their consent, with the purpose of committing themselves to the following:

Transfer of mining rights contract subscribed between Mr. Emilio Acuña Peralta, on one hand and American Metal Mining, S. A. de C. V., on the other on the 8th July 2009

CLAUSES

FIRST. OBJECT: In submission to the disposition of Article 2,019 of the Federal Civil Code and its supplemental application agreeing with Article 23, last paragraph of the Mining Law, as well as with Article 2 of the Code of Commerce, among other applicable and current legal dispositions, by virtue of the subscription of this contract, the TRANSFEROR transfer definitely and in total in favor of the TRANSFEREE, free of any attachment, lien or limitation of ownership, 100% (one hundred per cent) of the mining rights derived from the CONCESSIONS, and receiving in exchange as a counterclaim concept the certain and determined price described in the forthcoming clause.

SECOND. PRICE: As counterclaim for the described transfer, the TRANSFEREE commits itself to pay in favor of the TRANSFEROR the amount of $250,000.00 Dollars (Two hundred and fifty thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that, an amount of $37,500.00 Dollars (Thirty seven thousand and five hundred Dollars 00/100 in United States currency), for a sum total to be paid of $287,500.00 Dollars (Two hundred eighty seven thousand and five hundred Dollars 00/100 in United States currency) (The PRICE), and complying in full to the terms and conditions agreed on in this instrument.

Specifically, PARTIES agree in assigning the following prices to each of the CONCESSIONS, amounts that on being added will result in the total of the PRICE.

1. To the mining rights derived from the concession granted on lot named “PIRITA”, the amount of $220,000.00 Dollars (Two hundred and twenty thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $253,000.00 Dollars (Two hundred fifty three thousand Dollars 00/100 in United States currency).

2. To the mining rights derived from the concession granted on lot named “LA FE”, the amount of $15,000.00 Dollars (Fifteen thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $17,250.00 Dollars (Seventeen thousand two hundred and fifty Dollars 00/100 in United States currency), and;

3. To the mining rights derived from the concession granted on lot named “SUERTE”, the amount of $15,000.00 Dollars (Fifteen thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $17,250.00 Dollars (Seventeen thousand two hundred and fifty Dollars 00/100 in United States currency).

Transfer of mining rights contract subscribed between Mr. Emilio Acuña Peralta, on one hand and American Metal Mining, S. A. de C. V., on the other on the 8th July 2009

THIRD. MANNER, TIME AND ADDRESS OF PAYMENT: The TRANSFEREE commits itself to pay the amount of the PRICE in favor of the TRANSFEROR through nominal check for deposit in the beneficiary’s account, as one, or through an electronic transfer of funds to a banking account the TRANSFEROR will let the TRANSFEREE know in all opportunity. In any case, the TRANSFEROR authorizes the TRANSFERE as of this moment to choose freely from any of the two options stated in which the PRICE will be paid.

Regarding the time of payment of the PRICE, PARTIES agree that it be carried out through partial payments as per the following schedule:

1. By means of the ADVANCE that has been already extended in favor of the TRANSFEROR prior to the subscription of this present instrument under the terms of the previous declaration 1.9.

2. On the third (3rd) month as of the date of this present contract, that is, at the latest on the 8th October 2009, the amount of $25,000.00 Dollars (Twenty five thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $28,750.00 Dollars (Twenty eight thousand seven hundred and fifty Dollars 00/100 in United States currency):

3. On the sixth (6th) month as of the date of this present contract, that is, at the latest on the 8th January 2010, the amount of $25,000.00 Dollars (Twenty five thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $28,750.00 Dollars (Twenty eight thousand seven hundred and fifty Dollars 00/100 in United States currency):

4. On the ninth (9th) month as of the date of this present contract, that is, at the latest on the 8th April 2010, the amount of $25,000.00 Dollars (Twenty five thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $28,750.00 Dollars (Twenty eight thousand seven hundred and fifty Dollars 00/100 in United States currency):

5. On the twelfth (12th) month as of the date of this present contract, that is, at the latest on the 8th July 2010, the amount of $25,000.00 Dollars (Twenty five thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $28,750.00 Dollars (Twenty eight thousand seven hundred and fifty Dollars 00/100 in United States currency):

6. On the fifteenth (15th) month as of the date of this present contract, that is, at the latest on the 8th October 2010, the amount of $25,000.00 Dollars (Twenty five thousand

Transfer of mining rights contract subscribed between Mr. Emilio Acuña Peralta, on one hand and American Metal Mining, S. A. de C. V., on the other on the 8th July 2009

Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $28,750.00 Dollars (Twenty eight thousand seven hundred and fifty Dollars 00/100 in United States currency):

On the eighteenth (18th) month as of the date of this present contract, that is, at the latest on the 8th January 2011, the amount of $25,000.00 Dollars (Twenty five thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $28,750.00 Dollars (Twenty eight thousand seven hundred and fifty Dollars 00/100 in United States currency):

8. On the twenty first (21st) month as of the date of this present contract, that is, at the latest on the 8th April 2011, the amount of $25,000.00 Dollars (Twenty five thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $28,750.00 Dollars (Twenty eight thousand seven hundred and fifty Dollars 00/100 in United States currency):

9. On the twenty fourth (24th) month as of the date of this present contract, that is, at the latest on the 8th July 2011, the amount of $25,000.00 Dollars (Twenty five thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $28,750.00 Dollars (Twenty eight thousand seven hundred and fifty Dollars 00/100 in United States currency):

Regardless of the terms established in the immediately above clause on partial payments accountable to the TRANSFEREE, the TRANSFEROR expressly grants in favor of the TRANSFEREE a time period of grace of 30 (thirty) natural days, beginning as of the dates in which it must cover the partial payments in reference, to cover same without incurring in any penalty.

Likewise, the TRANSFEROR grants as of this moment in favor of the TRANSFEREE the possibility of paying in advance any of the partial payments described, as well, without incurring in any penalty.

Regarding the address in which the PRICE must be paid, and under the supposition that TRANSFEREE chooses to do so through nominal check for deposit in the beneficiary’s account, in conformity with the first paragraph of this clause, the TRANSFEROR expressly accepts that such documents be delivered at the conventional address established for such a purpose in the following clause.

FOURTH. REPARATON IN CASE OF EVICTION: The TRANSFEROR commits itself to answer to the TRANSFEREE on the reparation in case of eviction from the CONCESSIONS as per Article, 2,282, Fraction III, of the Federal Civil Code, among other applicable and legal dispositions.

Transfer of mining rights contract subscribed between Mr. Emilio Acuña Peralta, on one hand and American Metal Mining, S. A. de C. V., on the other on the 8th July 2009

FIFTH. ADMINISTRATIVE OBLIGATION. The TRANSFEREE commits itself to sep the CONCESSIONS prevalent, complying to such an effect with the paper work and respective payment of rights and subjecting itself to the general dispositions and Mexican Official Standards of the Mining and Metallurgical Industry, in conformity with Article 27 of the Mining Law, among others applicable, its Ruling and other applicable and current legislations.

SIXTH. FORMALIZATION OF THE TRANSFER OF RIGHTS: PARTIES oblige themselves to ratify before public Notary or Broker this present document as soon as possible with the purpose that same be inscribed for publicity and opposition purposes before third parties before the Public Registry of Mines, a dependency of the Secretary of the Economy, under the terms of the Mining Law, its Ruling and other applicable and current legislations.

 SEVENTH. EXPENSES: The totality of expenses, taxes, fees, rights and other expenditures that must be spent for the subscription and ratification of this present contract, as well as for the paper work to be done for its inscription in the Public Registry of Mines, will be covered by the TRANSFEREE.

EIGHTH. PROOF OF PAYMENT: Against payment of each of the partialities of the PRICE, the TRANSFEROR obliges himself to issue in favor of the TRANSFEREE a valid fiscal voucher as required by the applicable and current fiscal legislation. The TRANSFERROR is committed to deliver such vouchers at the address of the TRANSFEREE within the following 5 (five) able days as of the date in which the corresponding payment was made independently of the chosen manner of payment by the TRANSFEREE to such an effect.

NINTH. CONFIDENTIALITY: PARTIES expressly commit themselves to keep the totality of past, present and future information in a confidential character regarding this instrument and extending same obligation to any invidicual or corporation it may be disclosed to.

The PARTY recipient of such confidential information must limit access to it to its representatives or employees that, under a justified and reasonable cause may solicit access to such information. In such cases, PARTIES must extend the same obligation of confidentiality as agreed to whomever confidential information is disclosed to.

For purposes of this present clause, the following Will not be considered confidential information: 1. Information legitimately known and obtained by the recipient PARTY prior to the subscription of this agreement; 2. Information that is to date or in the future considered as public domain, if and ever such consideration, did not derive from the non compliance of any of the PARTIES to the stipulation in this clause, or; 3. Information

Transfer of mining rights contract subscribed between Mr. Emilio Acuña Peralta, on one hand and American Metal Mining, S. A. de C. V., on the other on the 8th July 2009 that must be disclosed to according to law through an administrative or judicial mandate issued by competent authorities, including those of the Stock Market media.

TENTH. DURATION AND ADVANCED TERMINATION: This present contract will have a duration between the period of dates 8th July 2009 and 8th August 2011, dateline for the payment of the pending balance of the PRICE by the TRANSFEREE in favor of the TRANSFEROR.

None of the PARTIES will be able to terminate this present instrument in advance unless a terminating or extinctive agreement be subscribed between in common accord.

ELEVENTH. NON COMPLIANCE AND ANNULMENT: PARTIES agree that in case any of them does not comply to the obligations contracted by virtue of the subscription of this present instrument, either will be in its right to require a forceful compliance to the obligation not complied to, on one hand or, the annulment of this present contract by the PARTY so demanding.

PARTIES expressly agree in that, in the assumption this present contract may not be carried out in full by reasons imputable to the TRANSFEREE, or by force majeure causes, a fortuitous event or by an act of nature, or by an expressed annulment or termination of the contract under the terms of the tenth clause, all payments incurred in in favor of the TRANSFEROR to date, will remain in favor of this latter.

The annulment of this contract by the stated motive will not liberate any of the PARTIES from complying with the obligations that were to be carried out prior to the effective date of annulment.

TWELFTH. SEPARATE ENTITIES: None of the terms and conditions of this present instrument must be interpreted in the sense that PARTIES have constituted any kind of society or association relationship, reason by which their assets and fiscal obligations are not put together before any third party and by whatever other reason.

THIRTEENTH. FISCAL OBLIGATIONS: On being registered and in order before the Federal Taxpayers Registry as well as current in their income tax payments and other contributions that have corresponded to them to date, PARTIES agree that each one, individually, will cover payments on taxes that individually correspond to each in compliance to the terms and conditions of this present instrument, and in accordance to the applicable and current fiscal legislation, committing to leave their counterparts free from any fiscal obligation that might be imputed on them contrary to this clause by competent authorities.

Transfer of mining rights contract subscribed between Mr. Emilio Acuña Peralta, on one hand and American Metal Mining, S. A. de C. V., on the other on the 8th July 2009

FOURTEENTH. LABOR RELATIONS: In order to comply with the obligations that each PARTY assumes by virtue of the subscription of this contract, they manifest that will act as totally independent entities reason by which by no reason whatsoever will it be understood that there exists a labor relationship between them, thus discarding the possibility of applying the current social security and labor legislation. In consequence, PARTIES, under no pretext can hire employees and workers in the name and representation of their counterparts.

Regarding their own workers and employees, PARTIES state that there does not exist a labor relationship between the workers and employees of the TRANSFERROR with those of the TRANSFEREE, nor of any of this latter with the former. Thus, PARTIES state being the employers of their own workers and employees, complying as such with the current and applicable social security and labor legislations and also, to be the only and exclusively responsible entities regarding the social security and labor legislations to be met with in favor of such subjects.

Consequently, PARTIES commit themselves to liberate their counterpart from any labor or social security responsibility that might be imputed contrary to this clause in relation to their own workers and employees under the terms of the current and applicable social security and labor legislations.

FIFTEENTH. ADDRESSES AND CONTACT TELEPHONES. PARTIES agree that for anything referring to the execution and compliance of the terms and conditions of this present instrument, as well as to give announcements, notices and other communications related to same, they state their addresses and contact telephones to be the following:

TRANSFEROR	TRANSFEREE
Privada de Connecticut 1805	Calle California 5101, Despacho 206
Colonia Residencial Campestre	Colonia Haciendas de Santa Fe
City of Chihuahua	Ciudad de Chihuahua
State of Chihuahua, Mexico	State of Chihuahua, Mexico
Telephone: 52-614-423-4098	Telephone: 52-614-200-8483

In case of a change in address PARTIES convene in notifying their counterpart of such a circumstance at least 5 (five) days in advance to the date in which the change of address will take place.

SIXTEENTH. ANNOUNCEMENTS, NOTIFICATIONS AND COMMUNICATIONS: Parties convene that any announcement, notification or communication necessary to be given to their counterpart must be done in writing.

Transfer of mining rights contract subscribed between Mr. Emilio Acuña Peralta, on one hand and American Metal Mining, S. A. de C. V., on the other on the 8th July 2009

Delivery of such documents can be carried out through three jeans: 1. BY ordinary courier service delivered on hand or by certificate mail, both with acknowledgement of receipt; 2. Via Fax, or; 3. By an electronic means. In this alter case, sending of the document will only be considered valid and legally carried out when reception of the respective electronic mail is likewise confirmed electronically within 3 (three) natural days following the issuance of same by means of an answering message and confirmation by the addressee.

PARTIES agree likewise that announcements, notifications and communications carried out in relation to this present instrument will legally be in effect of the effective day of reception. In case that such letters include some kind of term, same will start being in effect on the following day of its reception, independently if it is an able day or not.

SEVENTEENTH. CONTACT PERSONS: PARTIES agree that the totality of announcements, notifications and communications necessary to be given to their counterpart derived from the terms and conditions of this present instrument must be addressed indistinctly to the following persons:

TRANSFEROR	TRANSFEREE
EMILIO ACUÑA PERALTA	RAMIRO TREVIZO LEDEZMA
CONRADO ACUÑA PERALTA	RAMIRO TREVIZO GONZÁLEZ

In case it be the will of PARTIES to change their contact persons, they agree in notifying their counterpart at least 5 (five) natural days in advance to the date in which another person will be nominated. Not complying to this described obligations implies that the announcements, notifications and communications sent and delivered to the names of the original persons of the PARTY having changed persons, will bear all legal effects in favor of the PARTY not having been notified in all opportunity as of the date of delivery and for as long as the non compliance subsists.

EIGHTEENTH. TOTALITY OF THE CONTRACT: PARTIES accept that this present contract contains the totality of agreements between them regarding the object, thus leaving without any effect and canceling the totality of agreements, reports, negotiations, correspondence, commitments and communications carried out previously between them, either in writing or verbally.

NINETEEENTH. MODIFICATIONS: The terms and conditions of this present instrument can only be modified by virtue of the subscription of modifying agreements between the PARTIES. To such agreements must be added as annex an ordinary copy of this contract always vying for a complete interpretation of the terms and conditions that the PARTIES have agreed upon.

Transfer of mining rights contract subscribed between Mr. Emilio Acuña Peralta, on one hand and American Metal Mining, S. A. de C. V., on the other on the 8th July 2009

TWENTIETH. HEADINGS: PARTIES acknowledge that the headings of these clauses in which this contract is divided have been included only with the purpose of making the reading of this document easier and as such are of no interpretative or obligatory value.

TWENTY FIRST. APPLICABLE LAW: This present document will abide and will be interpreted in conformity with the Mining Law, its Ruling and the Federal Civil Code among other current and applicable legal dispositions in the United States of Mexico.

TWENTY SECOND. JURISDICTION AND COMPETENCE: In case there may arise any controversies in relation to the validity, intention, interpretation, execution or compliance with the contract, PARTIES expressly convene to submit same to the competent Courts of Law of the Morelos Judicial District in the City of Chihuahua, State of Chihuahua, giving up any other jurisdiction or privilege that might correspond to them by reason of their present or future domiciles, or by whatever other circumstance.

BOTH PARTIES IN THE KNOWLEDGE OF THE FORCE AND LEGAL REACH OF THIS PRESENT CONTRACT, SUBSCRIBE IT BEING TOGETHER IN THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA, ON THE EIGHTH DAY OF THE MONTH OF JULY OF THE YEAR TWO THOUSAND AND NINE:

EMILIO ACUÑA PERALTA, REPRESENTED IN THIS ACT BY CONRADO ACUÑA ARANDA. /s/ Emilio Acuna Peralta	AMERICAN METAL MINING, S. A. DE C. V., REPRESENTED BY: RAMIRO TREVIZO GONZÁLEZ. /s/ Ramiro Trevizo Gonzalez

_________________________________________________________

Transfer of mining rights contract subscribed between Mr. Emilio Acuña Peralta, on one hand and American Metal Mining, S. A. de C. V., on the other on the 8th July 2009